Exhibit 8.2

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Arita Energy, Inc.

3000 South Business Highway 281

Alice, TX 78332

Re:	Agreement and Plan of Merger, dated as of December 18, 2019

Ladies and Gentlemen:

We have acted as special tax counsel to Arita Energy, Inc., a Delaware corporation (formerly known as Spieth Newco, Inc.) (the “Company”), in connection with the proposed mergers of (i) Spieth Merger Sub, Inc., a Delaware corporation (“NAM Merger Sub”), and a wholly owned subsidiary of the Company, with and into New NAM, Inc., a Delaware corporation (“NAM”), and a wholly owned subsidiary of Superior Energy Services, Inc., a Delaware corporation (“Superior”), and (ii) Fowler Merger Sub, Inc., a Delaware corporation (“Forbes Merger Sub”), and a wholly owned subsidiary of the Company, with and into Forbes Energy Services Ltd., a Delaware corporation (“Forbes”), as contemplated by the Agreement and Plan of Merger dated as of December 18, 2019, and as amended from time to time, by and among Superior, NAM, Forbes, the Company, NAM Merger Sub and Forbes Merger Sub (the “Merger Agreement”). This opinion is being delivered in connection with the Registration Statement on Form S-4 (File No. 333-236407) (as amended through the date hereof, the “Registration Statement”) initially filed by the Company, including the proxy statement/prospectus forming a part thereof, relating to the transactions contemplated by the Merger Agreement, the Fowler Exchange and Contribution Agreement and the Stockholders and Registration Rights Agreement (together, the “Transaction Agreements”). Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the

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factual statements, representations, covenants and warranties contained in (i) the Transaction Agreements (including any exhibits and schedules thereto), (ii) the Registration Statement and the proxy statement/prospectus, (iii) the respective tax officer’s certificates of the Company, Forbes, Ascribe Capital LLC and certain of its Affiliates and Solace Capital Partners, L.P. and certain of its Affiliates, each delivered to us for purposes of this opinion (the “Officer’s Certificates”), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

In addition, we have assumed, with your consent, that:

1.

Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Mergers) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2.

The Mergers, the Fowler Term Loan Contribution and the Fowler PIK Contribution will be consummated in the manner contemplated by, and in accordance with the provisions of, the Transaction Agreements, the Registration Statement and the proxy statement/prospectus, and the Mergers will be effective under the laws of the State of Delaware;

3.

All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the effective time of the Mergers, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions or representations or which make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the effective time of the Mergers;

4.

Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the effective time of the Mergers, in each case without such qualification; and

5.	The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Transaction Agreements, the Registration Statement and the proxy statement/prospectus.

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions and limitations stated in the Transaction Agreements, the Registration Statement, the proxy statement/prospectus constituting part of the Registration Statement and the Officer’s Certificates, all statements of legal conclusion in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences” constitute the opinion of Latham & Watkins LLP as to the material U.S. federal income tax consequences of the matters described therein.

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In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1.

This opinion represents our best judgment regarding the application of U.S. federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures, but does not address all of the U.S. federal income tax consequences of the matters discussed in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences.” We express no opinion as to U.S. federal, state, local, foreign, or other tax consequences, other than as set forth herein. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the validity of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the U.S. federal income tax laws.

2.

No opinion is expressed as to (i) any matter not discussed in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences” or (ii) any matter whatsoever, including the Mergers, the Fowler Term Loan Contribution and the Fowler PIK Contribution, if, to the extent relevant to our opinion, either all the transactions described in the Transaction Agreements are not consummated in accordance with the terms of the Transaction Agreements and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties and assumptions upon which we have relied, including in the Registration Statement, the proxy statement/prospectus and the Officer’s Certificates, are not true and accurate at all relevant times.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the caption “Material U.S. Federal Income Tax Consequences.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

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